EXHIBIT 32.1 – 906 Certification

CLASSIC RULES JUDO CHAMPIONSHIPS, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUNT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Classic Rules Judo Championships, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Shenae Osborne, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

By: /s/ Shenae Osborne

Shenae Osborne

Chief Executive Officer

and Chairman of the Board

May 20, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Classic Rules Judo Championships, Inc., and will be retained by Classic Rules Judo Championships, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.